As filed with the Securities and Exchange Commission on April 1, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANWORTH MORTGAGE ASSET CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-2059785
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1299 Ocean Avenue, Suite 250

Santa Monica, California 90401

(Address principal executive offices)

Anworth Mortgage Asset Corporation 1997 Stock Option and Awards Plan

(Full Title of the Plan)

Lloyd McAdams

Chairman and Chief Executive Officer

1299 Ocean Avenue, Suite 250

Santa Monica, California 90401

(Name and Address of Agent for Service)

(310) 255-4493

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark J. Kelson

Allen Matkins Leck Gamble & Mallory LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

(310) 788-2400

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

1997 Stock Option and Awards Plan Common Stock, $0.01 par value (options available for future grant)	300,000 shares	$12.93	$3,879,000	$313.82

(1)	This registration statement also covers an indeterminate number of shares which may be issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction, in accordance with Rule 416.
(2)	The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). With respect to the 300,000 shares of the Registrant’s common stock reserved for future issuance under the 1997 Stock Option and Awards Plan, the proposed maximum offering price per share is based on the average of the high and low sale prices of $12.93 per share of the Registrant’s common stock reported on the American Stock Exchange on March 31, 2003.

EXPLANATORY NOTE

Anworth Mortgage Asset Corporation, a Maryland corporation (the “Registrant”), previously filed a Registration Statement on Form S-8 (Registration No. 333-70478) with the Securities and Exchange Commission on September 28, 2001, and a Registration Statement on Form S-8 (Registration No. 333-96563) with the Securities and Exchange Commission on September 17, 2002 (together, the “Prior Registration Statements”), for the purpose of registering shares of the Registrant’s Common Stock, par value $0.01 per share, issuable upon the grants of awards or the exercise of options granted pursuant to the Registrant’s 1997 Stock Option and Awards Plan (the “1997 Stock Plan”). As of the filing of the Prior Registration Statements, 1,500,000 shares of the Registrant’s Common Stock were authorized for issuance under the 1997 Stock Plan.

On January 2, 2003, the number of shares authorized for issuance pursuant to the 1997 Stock Plan was automatically increased by 300,000 shares pursuant to the automatic share increase provisions of Section 3(a) of the 1997 Stock Plan. The Registrant hereby files this Registration Statement on Form S-8 for the purpose of registering an additional 300,000 shares of the Registrant’s Common Stock, issuable upon the grant of awards or the exercise of options granted pursuant to the 1997 Stock Plan. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Prior Registration Statements, including the information incorporated therein by reference.

This Registration Statement brings the total number of authorized and registered shares under the 1997 Stock Plan to 1,800,000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits

Exhibit Number	Exhibit

5.1	Opinion of Piper Rudnick LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Piper Rudnick LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2 of this registration statement)

99.1	Anworth Mortgage Asset Corporation 1997 Stock Option and Awards Plan*

*	Incorporated by reference from Appendix A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 17, 2002.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 1ST day of April, 2003.

ANWORTH MORTGAGE ASSET CORPORATION

By:	/s/ Lloyd McAdams
Lloyd McAdams President, Chairman and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Anworth Mortgage Asset Corporation hereby constitute and appoint Lloyd McAdams and Thad M. Brown and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lloyd McAdams Lloyd McAdams	President, Chief Executive Officer and Chairman (Principal Executive Officer)	April 1, 2003

/s/ Thad M. Brown Thad M. Brown	Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2003

/s/ Joseph E. McAdams Joseph E. McAdams	Executive Vice President and Director	April 1, 2003

/s/ Lee A. Ault, III Lee A. Ault, III	Director	April 1, 2003

/s/ Charles H. Black Charles H. Black	Director	April 1, 2003

/s/ Joe E. Davis Joe E. Davis	Director	April 1, 2003

/s/ Charles F. Smith Charles F. Smith	Director	April 1, 2003

II-2

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Piper Rudnick LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Piper Rudnick LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2 of this registration statement)

99.1	Anworth Mortgage Asset Corporation 1997 Stock Option and Awards Plan*

*	Incorporated by reference from Appendix A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 17, 2002.